Exhibit 23.3

MARCUM & KLIEGMAN LLP

Certified Public Accountants & Consultants

130 Crossways Park Drive

Woodbury, NY 11797-2027

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Next, Inc. (the “Company”) on Form S-8 of our report dated January 25, 2002 (except for Note 2 which is dated February 1, 2002) appearing in the Company’s annual report on
Form 10-KSB for the year ended November 30, 2002.

/S/    MARCUM & KLIEGMAN LLP

Marcum & Kliegman LLP

New York, NY

June 4, 2003